EXHIBIT 21


                              LIST OF SUBSIDIARIES



    Entity                                                     Jurisdiction of Formation
    Envoy Inns of Morrisville, LLC                                      Delaware
    JAGI Cleveland - Hudson, LLC                                        Delaware
    JAGI Cleveland - Independence, LLC                                  Delaware
    JAGI Montrose West, LLC                                             Delaware
    JAGI North Canton, LLC                                              Delaware
    Janus American Services Corp.                                       Delaware
    Janus Cleveland - Independence, Inc.                                Delaware
    Janus Hospitality I, LLC                                            Delaware
    JI Subsidiary, Inc.                                                 Delaware
    Kings Dominion Lodge, GP                                            Virginia
    Beckelbe, Inc.                                                      Delaware
    Beckelbe, Ltd.                                                        Ohio
    JAGI Juno, LLC                                                      Delaware
    Motel Associates of Pompano Beach, Inc.                             Florida
    JAGI Pompano, LLC                                                   Delaware
    JAGI Doswell, LLC                                                   Delaware